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                                                                    EXHIBIT 99.2

                                       G&L
                                  ------------
                                  REALTY CORP.

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                                      NEWS
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RELEASE:                                             CONTACT:
Immediate                                            David Hamer   310-273-9930
                                                     E-mail: dhamer@glrealty.com

              G&L REALTY CORP. ANNOUNCES THAT TEMPORARY RESTRAINING
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            ORDER WITH RESPECT TO CLOSING OF MERGER HAS BEEN VACATED;
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             SPECIAL COMMITTEE RESPONDS TO PROPOSAL BY WEISMAN GROUP
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BEVERLY HILLS, California, October 24, 2001. G&L Realty Corp. (NYSE: GLR) today announced that the order issued by a Los Angeles County Superior Court judge temporarily restraining the closing of the merger of the Company with a new company owned by Daniel M. Gottlieb and Steven D. Lebowitz pursuant to the agreement and plan of merger dated as of May 10, 2001 has been vacated. The order was subject to the plaintiffs' delivery to the court of a $16.2 million bond by 1:00 p.m. on Tuesday, October 23. Such a bond was not delivered to the court.

The Company also announced that the special committee of its board of directors has responded to the most recent proposal of Lyle Weisman and his associates (the "Weisman Group") to acquire the outstanding common stock of the Company. The special committee has advised the Weisman Group that the special committee believes that the parties are now close to a deal that the special committee could recommend to the board of directors and the common stockholders. The special committee sent to the Weisman Group a form of a definitive agreement that the special committee believes conforms to the spirit and intent of the Weisman Group's most recent proposal and addresses the issues raised in the Weisman Group's most recent proposal. However, no assurance can be given at this time that a definitive agreement will be reached between the Company and the Weisman Group.

Founded in 1976, G&L Realty Corp. is a growth-oriented health care real estate investment trust with four major areas of operation: the Medical Office Building Division, the Skilled Nursing Facility Division, the Assisted Living Facility Division and the Senior Care Lending Division.

This press release contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "will," "anticipate," "contemplate" and "intend." These statements represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause the proposed transactions described not to occur in the manner or in the time frame indicated in this press release. Factors influencing the proposed transactions described in this press release, in addition to the conditions referred to above, include, but are not limited to, changes in the general economy, the supply of, and demand for, healthcare related real estate in

                                G&L Realty Corp.
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222

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markets in which the Company has investments, the availability of financing and governmental policies and regulations as well as delays in obtaining approvals from stockholders, governmental authorities and other third parties.

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                                G&L Realty Corp.
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222